As filed with the U.S. Securities and Exchange Commission on April 19, 2024.

Registration No. 333-264675

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Imperial Petroleum Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

331 Kifissias Avenue

Erithrea 14561 Athens, Greece

(Address of principal executive offices)

Harry N. Vafias

331 Kifissias Avenue,

Erithrea 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Finn Murphy, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 459-7257

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form F-1 (this “Post-Effective Amendment”) is being filed to update the Registration Statement on Form F-1 (Registration No. 333-264675) (the “Original Registration Statement”), which became effective on May 16, 2022, to incorporate by reference the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (the “Annual Report”), which was filed with the SEC on April 12, 2024. Pursuant to Rule 429 under the Securities Act, the prospectus contained in the Original Registration Statement has been combined into the prospectus contained in this Post-Effective Amendment. Accordingly, this Post-Effective Amendment amends the Original Registration Statement. Prior to the filing of the Annual Report, (1) the underwritten offering (the “Underwritten Offering”) to which the Original Registration Statement related was completed, including the partial exercise of the underwriters’ overallotment option, (2) 5,357,500 Class C Warrants were exercised, and (3) 22,200,000 Class C Warrants were repurchased by the Company. Accordingly, this Post-Effective Amendment relates only to the exercise of the remaining Class C Warrants, which are exercisable for an aggregate of 1,347,267 shares of common stock on a split-adjusted basis, that were issued as a component of the units in the Underwritten Offering, as well as the exercise of the warrants issued to the representative of the underwriters of the Underwritten Offering.

The applicable registration fee was paid in connection with the filing of the Original Registration Statement on May 4, 2022.

All share information in this Post-Effective Amendment No. 1 reflects the 1-for-15 reverse stock split of the Company’s common stock effected on April 28, 2023.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION PRELIMINARY

PROSPECTUS DATED APRIL 19, 2024

Up to 1,347,267 Common

Shares upon the exercise of

outstanding Class C Warrants

IMPERIAL PETROLEUM INC.

This prospectus relates to the issuance of up to 1,347,267 shares of common stock issuable upon the exercise of outstanding Class C Warrants to purchase common stock, which we refer to as the Class C Warrants. The Class C Warrants were issued in connection with our underwritten public offering which closed on May 19, 2022. We are also registering the issuance of up to 139,394 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock that we issued to the representative of the underwriters of our underwritten public offering in May 2022, which we refer to as the Representative’s Purchase Warrants.

Each Class C Warrant has an exercise price of $8.25 per share, was exercisable upon issuance and will expire on May 19, 2027, which is five years from issuance. Each Representative’s Purchase Warrant has an exercise price of $10.3125 per share, becomes exercisable on November 12, 2022 and will expire on May 16, 2027.

Our common stock are traded on the Nasdaq Capital Market under the symbol “IMPP.” The last reported sale price of our common stock on the Nasdaq Capital Market on April 17, 2024 was $3.27 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on 9 of this prospectus and the “Risk Factors” section of our Annual Report on Form 20-F that is incorporated by reference into this prospectus before you make an investment in our securities.

We are an “emerging growth company” as that term is used in the Securities Act of 1933, as amended (the “Securities Act”), and, as such, we may elect to comply with certain reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2024.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus filed with the SEC, as well as any amended prospectus and any prospectus supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information By Reference. We have not, and the underwriters have not, authorized anyone to provide you with different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless otherwise indicated, references to “Imperial Petroleum,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, Imperial Petroleum Inc., and its subsidiaries, except where the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 regarding the securities being offered pursuant to this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered by this prospectus, you may wish to review the full registration statement, including its exhibits.

We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, we will be required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP and make available to our shareholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year. Our annual report will contain a detailed statement of any transactions between us and our related parties.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 12, 2024; and

•	our Registration Statement on Form 8-A filed with the SEC on November 19, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.imperialpetro.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:

Imperial Petroleum Inc.

331 Kifissias Avenue,

Erithrea 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

Attention: Chief Financial Officer

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions including the conflict in Ukraine and related sanctions, the war in Gaza and ongoing attacks by Houthis in the Red Sea and Gulf of Aden;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	competition in the maritime transportation industry;

•	shipping market trends, including charter rates, factors affecting supply and demand and world tanker fleet and drybulk fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the COVID-19 pandemic and the ongoing efforts throughout the world to contain it, along with various ongoing geopolitical pressures such as the conflict in Ukraine and the related global response, the war in Gaza and the ongoing attacks by Houthis in the Red Sea and Gulf of Aden;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•	future refined petroleum product and oil prices and production;

•	future supply and demand for oil, refined petroleum products and drybulk cargoes;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in our financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

MARKET DATA

The Company uses market data throughout this prospectus. The Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but the Company has not independently verified this information.

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our securities.

Imperial Petroleum Inc. was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2021, by StealthGas Inc. (“StealthGas”) to serve as the holding company of four subsidiaries, each owning one of the tanker vessels in our initial fleet, that it subsequently contributed to us in connection with the Spin-Off (as defined below). On December 3, 2021, StealthGas distributed all of our outstanding shares of common stock, par value $0.01 per share (“common stock”), and 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share (“Series A Preferred Stock”), to its stockholders, which completed our separation from StealthGas (the “Spin-Off”).

Unless otherwise indicated, references to “Imperial Petroleum,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, Imperial Petroleum Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America. All share information in this prospectus reflects the 1-for-15 reverse stock split of the Company’s common stock effected on April 28, 2023.

Overview

We are a provider of international seaborne transportation services to oil producers, refineries and commodities traders and producers, as well as industrial users of drybulk cargoes. We are managed by Stealth Maritime, a privately owned company controlled by the Vafias Group, which has been active in shipping for over 50 years and is controlled by the Vafias family, of which Harry Vafias, our Chief Executive Officer, is a member.

Corporate Structure

Imperial Petroleum Inc. is a holding company existing under the laws of the Marshall Islands, and is the sole owner of the outstanding stock of our subsidiaries, each of which owns one of the vessels in our current fleet. Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website address is www.imperialpetro.com. The information on or linked to on our website is not a part of this prospectus.

Upon the completion of the Spin-Off on December 3, 2021, we began operating as a separate company from StealthGas, the Nasdaq-listed ship-owning company serving the liquefied petroleum gas (LPG) sector of the international shipping industry, of which we were previously a part.

Reverse Stock Split. Effective as of the opening of trading on April 28, 2023, the Company effected a one-for-fifteen reverse stock split of its shares of common stock. The Company’s outstanding warrants were proportionately adjusted to increase the exercise price and reduce the number of shares issuable upon exercise in accordance with their terms.

Other Information

Because we are incorporated under the laws of the Republic of the Marshall Islands, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Service of Process and Enforcement of Civil Liabilities” for more information.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•

the ability to present more limited financial data, including presenting only two years of audited financial statements and only two years of selected financial data in the registration statement on Form F-1 of which this prospectus is a part;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002 (“Section 404”); and

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Spin-Off, or such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our common stock less attractive. The result may be a less active trading market for our common stock, and the price of our common stock may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) December 31, 2026; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Issuer	Imperial Petroleum Inc., a Marshall Islands corporation

Securities offered by us	Up to 1,347,267 shares of common stock issuable from time to time upon the exercise of outstanding Class C Warrants. This prospectus also covers up to 139,394 shares of common stock issuable upon exercise of outstanding Representative’s Purchase Warrants. Each Class C Warrant has an exercise price of $8.25 per share and are exercisable at any time and will expire on May 19, 2027. Each Representative’s Purchase Warrant has an exercise price of $10.3125 per share, became exercisable on November 12, 2022 and will expire on May 16, 2027.

Shares of common stock to be outstanding immediately after the offering(1)	30,778,927 shares, assuming all Class C Warrants are exercised on a cash basis (or 30,918,321 shares if all Representative’s Purchase Warrants are also exercised on a cash basis).

Use of Proceeds

We estimate that we would receive net proceeds of approximately $11,114,953 if all Class C Warrants were exercised on a cash basis. We would receive an additional amount of approximately $1,437,501 if all the Representative’s Purchase Warrants were exercised on a cash basis. It is possible that some or all of the Class C Warrants and Representative’s Purchase Warrants may expire and may never be exercised or may be exercised on a cashless basis.

We intend to use the net proceeds from the exercise of the warrants for capital expenditures, including acquisitions of additional vessels which we have not yet identified, and for other general corporate purposes. See “Use of Proceeds.”

Listing	Our common stock currently trade on the Nasdaq Capital Market under the symbol “IMPP.”

Risk factors	Your investment in our securities will involve risks. You should carefully consider all the information in this prospectus, including the information referred to in the section entitled “Risk Factors” on page 9 of this prospectus, including information under the heading “ Forward-Looking Statements,” before deciding whether to purchase our securities.

(1) The number of shares of common stock to be outstanding after this offering is based on 29,431,660 shares of common stock outstanding as of April 12, 2024, and excludes:

•	2,867 shares of common stock subject to outstanding Class A Warrants with an exercise price of $18.75 per share, which expire on February 2, 2027;

•	786,800 shares of common stock subject to outstanding Class B Warrants with an exercise price of $24.00 per share, which expire on March 23, 2027;

•	173,334 shares of common stock subject to outstanding Class D Warrants with an exercise price of $12.00 per share, which expire on June 15, 2027;

•	8,499,999 shares of common stock subject to outstanding Class E Warrants with an exercise price of $2.00 per share, which expire on August 15, 2028;

•

36,800 shares of common stock subject to outstanding February 2022 Representative’s Purchase Warrants with an exercise price of $20.625 per share, which became exercisable on July 31, 2022 and expire on January 31, 2027;

•

115,000 shares of common stock subject to March 2022 Representative’s Purchase Warrants with an exercise price of $30.00 per share, which became exercisable on September 18, 2022 and expire on March 18, 2027; and

•	shares of our common stock issuable under our 2021 Equity Compensation Plan and 2024 Equity Compensation Plan.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2023, incorporated herein by reference, or the corresponding section in any Annual Report on Form 20-F, and contained in any other reports or in a prospectus supplement to this prospectus, we subsequently file with the SEC, before investing in any securities that may be offered. The risks described in any prospectus supplement and any document incorporated by reference are not the only ones we face, but are those we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If that occurs, the price of our common stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We estimate that we would receive net proceeds of approximately $11,114,953 if all Class C Warrants were exercised on a cash basis. We would receive an additional amount of approximately $1,437,501 if all the Representative’s Purchase Warrants were exercised on a cash basis. It is possible that some or all of the Class C Warrants and Representative’s Purchase Warrants may expire and may never be exercised or may be exercised on a cashless basis.

We intend to use the net proceeds from the exercise of the warrants for capital expenditures, including acquisitions of additional vessels which we have not yet identified, and for other general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization at December 31, 2023:

•	on an actual basis;

•

on an as adjusted basis to give effect, from January 1, 2024 to April 12, 2024, to: (i) the repurchase of 807,348 shares of common stock for an aggregate of consideration of $2.5 million under our share repurchase program, (ii) dividends paid relating to our Series A Preferred Shares amounting to $0.4 million and (iii) the issuance of 426,253 restricted shares in connection with our 2021 Equity Compensation Plan

•

on an as further adjusted basis, giving effect to the issuance of 1,347,267 shares of common stock upon the exercise for $8.25 per share of our outstanding Class C Warrants on a cash basis for net proceeds of $11,114,953 (and assuming no exercise of the Representative’s Purchase Warrants).

Please refer to our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 12, 2024 which includes our consolidated financial statements for the year ended December 31, 2023 incorporated by reference herein.

	As of December 31, 2023 (in U.S. Dollars)
	Actual	As Adjusted	As Further Adjusted
Equity:
Capital stock(1)(2)	$332,573	$336,836	$350,308
Preferred stock Series A	7,959	7,959	7,959
Preferred Stock Series B	160	160	160
Treasury Stock	(5,885,727)	(8,390,232)	(8,390,232)
Additional paid-in capital	270,242,635	270,238,372	281,339,853
Retained earnings	97,607,873	97,172,627	97,172,627

Total equity	362,305,473	359,365,722	370,480,675

Total capitalization	$362,305,473	$359,365,722	$370,480,675

(1)

Under our amended and restated articles of incorporation we are authorized to issue up to 2,000,000,000 shares of common stock, of which 33,257,291 shares of common stock were issued and 29,812,755 shares of common stock were outstanding as of December 31, 2023 and 33,693,544 shares of common stock were issued and 29,431,660 shares of common stock were outstanding as of April 12, 2024,and 200,000,000 shares of preferred stock, of which 800,000 shares have been designated as 8.75% Series A Preferred Stock, and 795,878 shares of which are issued and outstanding as of December 31, 2023 and April 12, 2024, 16,000 shares have been designated as Series B Preferred Stock, and 16,000 shares are issued and outstanding as of December 31, 2023 and April 12, 2024, and 13,875 shares have been designated as Series C Preferred Stock and zero of which are issued and outstanding as of December 31, 2023 and April 12, 2024. In addition, as of December 31, 2023 and April 12, 2024, there were 2,867 shares of common stock subject to outstanding Class A Warrants, with an exercise price of $18.75 per share, which expire on February 2, 2027; 786,800 shares of common stock subject to outstanding Class B Warrants, with an exercise price of $24.00 per share, which expire on March 23, 2027; 1,347,267 shares of common stock subject to outstanding Class C Warrants, with an exercise price of $8.25 per share, which expire on May 19, 2027; 173,334 shares of common stock subject to outstanding Class D Warrants with an exercise price of $12.00 per share, which expire on June 15, 2027; and 8,499,999 shares of common stock subject to outstanding Class E Warrants with an exercise price of $2.00 per share, which expire on August 15, 2028. As of December 31, 2023 and April 12, 2024, there were also 36,800 shares of common stock subject to outstanding February 2022 Representative Purchase Warrants, with an exercise price of $20.625 per share, which became exercisable on July 31, 2022 and expire on January 31, 2027, 115,000 shares of common stock subject to March 2022 Representative’s Purchase Warrants with an exercise price of $30.00 per share, which became exercisable on September 18, 2022 and expire on March 18, 2027; and 139,394 shares of common stock subject to May 2022 Representative’s Purchase Warrants with an exercise price of $10.3125 per share, which became exercisable on November 12, 2022 and expire on May 16, 2027.

(2)

Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of outstanding Class A Warrants, Class B Warrants, Class C Warrants, Class D Warrants, Class E Warrants, and February 2022 Representative’s Purchase Warrants, March 2022 Representative’s Purchase Warrants and May 2022 Representative’s Purchase Warrants.

COMMON STOCK DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Our board of directors will, however, evaluate our dividend policy consistent with our cash flows and liquidity requirements and we may consider paying dividends on our common stock depending on future performance of our business and financial condition. Declaration and payment of any future dividend is subject to the discretion of our Board of Directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, or other financing arrangements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors, and will be subject to the priority of our Series A Preferred Stock, which, as described elsewhere in this prospectus, earn dividends at a dividend rate of 8.75% per annum per $25.00 of liquidation preference per share. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment thereof.

TAX CONSIDERATIONS

See “Item 10. Additional Information — E. Tax Considerations” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

See “Item 10. Additional Information — A. Share Capital” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the Class C Warrants and Representative’s Purchase Warrants. As of the date of this prospectus, the outstanding Class C Warrants were exercisable for a total of 1,347,267 shares of common stock and the Representative’s Purchase Warrants were exercisable for a total of 139,394 shares of common stock. For additional information about the Class C Warrants and Representative’s Purchase Warrants, See “Item 10. Additional Information — A. Share Capital” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our executive office is located outside of the United States in Athens, Greece. Our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

LEGAL MATTERS

Certain legal matters with respect to Marshall Islands law have been passed upon for us by Reeder & Simpson P.C. Certain matters of U.S. Federal and New York law have been passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Imperial Petroleum Inc. as of December 31, 2022 and 2023 and for each of the three years in the period ended December 31, 2023, incorporated by reference into this Prospectus by reference to Imperial Petroleum Inc.’s annual report on Form 20-F for the year ended December 31, 2023 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece. .

OTHER EXPENSES OF ISSUANCE AND OFFERING

The expenses of the offering of the securities to which this prospectus relates were paid in connection with the initial offering of the Class C Warrants and Representative’s Purchase Warrants.

Up to 1,347,267 Shares of Common Stock issuable upon the exercise of outstanding Class C Warrants

IMPERIAL PETROLEUM INC.

PROSPECTUS

, 2024

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

The bylaws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 7. Recent Sales of Unregistered Securities

The Company issued 4,775,272 shares of its common stock and 795,878 shares of its 8.75% Series A Preferred Stock to StealthGas Inc. in exchange for its contribution to the Company of all the outstanding shares of the Company’s four vessel-owning subsidiaries in conjunction with the spin-off transaction completed on December 3, 2021. These issuances were each exempt from registration as a transaction not involving an offering in the United States under Regulation S of the Securities Act.

On June 15, 2022, the Company issued 31,150,000 Class D warrants to purchase up to an aggregate of 31,150,000 shares of Common Stock (the “Class D Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act.

On October 21, 2022, the Company issued 16,000 shares of Series B Preferred Stock, par value $0.01 per share, to its Chairman and Chief Executive Officer, Harry Vafias, in return for cash consideration of $200,000. This issuance was exempt from registration as a transaction not involving an offering in the United States under Regulation S of the Securities Act or Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

On March 27, 2023, the Company issued 13,875 shares of its 5.00% Series C Cumulative Convertible Perpetual Preferred Stock to Harry N. Vafias in conjunction with the acquisition of two drybulk vessels. This issuance was exempt from registration as a transaction not involving an offering in the United States under Regulation S of the Securities Act or Section 4(a)(2) of the Securities Act as a transaction not involving a public offering..

Item 8. Exhibits and Financial Statement Schedules

1.1	Form of Underwriting Agreement**

3.1	Restated Articles of Incorporation of the Company, as amended by Articles of Amendment, dated April 27, 2023, to Restated Articles of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form F-20-F filed with the SEC on April 12, 2024)

3.2	Amended and Restated Bylaws of Imperial Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

3.3	Statement of Designation of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

3.4	Statement of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K filed with the SEC on October 21, 2022)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on April 28, 2023)

4.2	Specimen Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 (File No. 333-260829) filed with the SEC on November 12, 2021)

4.3	Contribution Agreement between Imperial Petroleum Inc. and StealthGas Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

4.4	Class A Warrant, dated February 2, 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on February 3, 2022)

4.5	Representative’s Purchase Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Report on Form 6-K filed with the SEC on February 3, 2022) and Representative’s Purchase Warrants (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-1 (File No. 333-263593) filed with the SEC on March 16, 2022)

4.6	Warrant Agency Agreement, dated February 2, 2022, by and between American Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on February 3, 2022)

4.7	Warrant Agency Agreement, dated March 23, 2022, by and between American Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022)

4.8	Warrant Agency Agreement, dated May 19, 2022, between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on May 19, 2022)

4.9	Form of Class B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022)

4.10	Form of Class C Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on May 19, 2022)

4.11	Form of Class D Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on June 13, 2022)

4.12	Representative’s Purchase Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022; Exhibit 4.5 to the Company’s Registration Statement on Form F-1 (File No. 333-263593) filed with the SEC on March 16, 2022; Exhibit 4.4 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022 and Exhibit 4.3 to the Company’s Report on Form 6-K filed with the SEC on May 19, 2022)

4.13	Form of Class E Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on August 15, 2023)

5.1	Opinion of Reeder & Simpson P.C. as to the validity of the shares of common stock being registered (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form F-1 (File No. 333-264675) filed with the SEC on May 4, 2022)

5.2	Opinion of Goodwin Procter LLP as to the validity of the units and warrants being registered (incorporated by reference to Exhibit 5.2 to the Company’s Registration Statement on Form F-1 (File No. 333-264675) filed with the SEC on May 4, 2022)

10.1	Management Agreement between Imperial Petroleum Inc. and Stealth Maritime S.A. (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

10.2	Contribution and Distribution Agreement, dated June 20, 2023, between C3is Inc. and Imperial Petroleum Inc. (incorporated by reference to Exhibit 99.3 to the Company’s Report on Form 6-K filed with the SEC on August 10, 2023)

10.3	MoA for sale of Aframax Tanker (incorporated by reference to Exhibit 99.4 to the Company’s Report on Form 6-K filed with the SEC on August 10, 2023)

10.4	2021 Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

10.5	2024 Equity Compensation Plan (incorporated by reference to Exhibit 4.12 to the Company’s Annual Report on Form 20-F (File No. 001-41095) filed with the SEC on April 12, 2024)

10.6	MoA for sale of Aframax Tanker (incorporated by reference to Exhibit 99.4 to the Company’s Report on Form 6-K filed with the SEC on August 10, 2023)

14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260829) filed with the SEC on November 12, 2021)

21.1	Significant Subsidiaries of Imperial Petroleum Inc. (incorporated by reference to Exhibit 8 to the Company’s Annual Report on Form 20-F filed with the SEC on April 12, 2024)

23.1	Consent of Deloitte Certified Public Accountants S.A.*

23.2	Consent of Reeder & Simpson P.C. (included in Exhibits 5.1)

23.3	Consent of Goodwin Procter LLP (included in Exhibits 5.2)

24.1	Powers of Attorney (included on signature page)*

*	Filed herewith.
**	Previously filed.

Item 9. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person Ain connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 19th day of April, 2024.

IMPERIAL PETROLEUM INC. (Registrant)

By:	/s/ Harry N. Vafias
Name:	Harry N. Vafias
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 19, 2024.

Signature	Title

/s/ Harry N. Vafias	Chief Executive Officer and Director (Principal Executive Officer)
Harry N. Vafias

/s/ Ifigeneia Sakellari	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Ifigeneia Sakellari

*	Director
John Kostoyiannis

*	Director
George Xiradakis

*By:	/s/ Harry N. Vafias
Harry N. Vafias
Attorney-in-Fact

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement on Form F-1 in the City of Newark, State of Delaware, on April 19, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director